Exhibit 10.3

                         VALUE ADDED RESELLER AGREEMENT
                                       FOR
                         CINGULAR INTERACTIVE SERVICE1

THIS VALUE ADDED RESELLER AGREEMENT is made and entered into as of the 30th day of December, 2003, ("Effective Date") by and between Cingular Interactive L.P. ("Cingular") having an address at 10 Woodbridge Center Drive, Woodbridge New Jersey 07095, and GoAmerica, Inc., ("GoAmerica") and Wynd Communications Corporation ("Wynd"; together with GoAmerica, the "Reseller") having an address at 433 Hackensack Avenue, Hackensack, NJ 07601. Each of GoAmerica, Wynd, and Cingular may be referred to herein individually as a "Party" and collectively as the "Parties".

BACKGROUND

A - Cingular provides certain two-way wireless Mobitex data communications services using radio base stations and switching facilities implemented and operated by Cingular in the Territory, from time to time;

B - Reseller desires to resell and distribute the Cingular Services (as defined below) and Cingular desires to authorize Reseller to resell, the Cingular Services on the terms and conditions set forth herein.

For these reasons and in consideration of the mutual covenants in this Agreement, Cingular and Reseller agree as follows.

      1. DEFINITIONS

      The words set forth in this Section 1, when appearing with initial capital letters, shall have the meaning set forth for each in this Section.

            1.0 Accessories - Cradles, cables and other related equipment made available from time to time by Cingular for use in conjunction with the Handheld.

            1.1 Activate or Activation - shall mean the establishment by Cingular of an initial authorization to, and the maintenance of an ongoing authorization for, Subscriber Handheld to connect to the Cingular Facilities. Each Subscriber shall be assigned a MAN with respect to each Subscriber Handheld authorized to connect to the Cingular Services.

            1.2 Affiliate - A company in which Reseller owns at least a 51% controlling interest in the outstanding stock or other equity and which has signed an agreement agreeing to be bound by the terms and conditions of this Agreement to be performed on Reseller's part.

----------
1 [*] connotes material that has been omitted pursuant to a request for confidential treatment. Such omitted material has been filed separately on a confidential basis with the Office of the Secretary of the Securities and Exchange Commission.


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

            1.3 Agreement - This Value Added Reseller Agreement.

            1.4 Cingular Facilities - The radio base stations, computers, gateways and switching facilities implemented and operated by Cingular from time to time to provide the Cingular Services. At Cingular's sole option, such Cingular Facilities maybe expanded, reduced, modified, or replaced during the term hereof.

            1.5 Charges - The Charges provided for in Section 6 and Schedule A.

            1.6 Cingular - Cingular Interactive L. P., a Delaware Limited Partnership.

            1.7 Cingular Service(s) - The services set forth in Schedule A.

            1.8 Confidential Information - Information of a party to this Agreement which is provided or disclosed to the other and is marked as confidential or proprietary. If the information is initially disclosed orally then (1) it must be designated as confidential or proprietary at the time of the initial disclosure and (2) within twenty (20) days after disclosure, the information must be reduced to writing and marked as confidential or proprietary. No information of the disclosing party will be considered Confidential Information to the extent the information: i) is publicly known through no fault of the recipient either before or after disclosure; or ii) is in possession of the recipient without obligation of confidence prior to the disclosure, or thereafter is independently developed by recipient's employees or consultants; iii) is received from a third party without an obligation of confidence to the third party; or iv) is independently developed by a party. The parties agree that this Agreement and all the terms and conditions set forth herein shall be "Confidential Information".

            1.9 Handheld - A wireless handheld messaging device, including the cradle and cable if ordered (or applicable) and including any software or firmware resident on the device, approved by Cingular for use with the Cingular Services.

            1.10 Initial Service Date - The date on which a Subscription is first activated on the Cingular Facilities for the Cingular Service.

            1.11 MAN's - Mobitex Authorization Numbers.

            1.12 Marks - trade names, corporate logos, service marks and trademarks of each Party.

            1.13 Products- collectively the Handheld and the Accessories.

            1.14 Reseller Order or Order - An order for Cingular Services or Products issued by Reseller in a form mutually agreed by the parties. This Agreement supersedes any terms or conditions contained in any other forms or orders submitted by Reseller with or in place of the Reseller Order.

            1.15 Reseller Service(s) - The services listed in Schedule A that are, sold, licensed or otherwise distributed by Reseller that are not part of this


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            Agreement and where such Reseller  Services are used in  conjunction with the Cingular Facilities.

            1.16 [*]

            1.17 Subscriber - A customer of Reseller to which Reseller is reselling or otherwise providing the Cingular Services under this Agreement.

            1.18 Subscription - A Handheld or other radio modem device registered and Activated on the network and to which Cingular Service is provided.

            1.19 Term - The period of time, including any extension thereof, as provided in Section 10.

            1.20  Territory - shall mean the area served by  Cingular's  Mobitex
            base  stations  that  are  placed  at  Cingular's   sole  discretion
            throughout the United States and Puerto Rico.

2. SOLICITATION OF SUBSCRIBERS.

2.1 Subscribers and Solicitation. Through out the Term of this Agreement Reseller shall diligently solicit Subscribers to the Cingular Services in the Territory. The Subscribers shall be the customers of Reseller and not customers of Cingular. Reseller shall be solely responsible for all risks and expenses incurred in connection with its action in the sale and service of the Cingular Services, the Reseller Services or any other acts required of Reseller pursuant to this Agreement. Reseller shall receive all payments from Subscribers and shall be responsible for all credit verification, deposits, billing, collection, complaints, rebilling and bad debt recovery with respect to Subscribers, for Cingular Service ordered by Reseller. Reseller shall pay all Charges regardless of whether Subscribers have made payment to Reseller. This Agreement only authorizes the Reseller to resell the Cingular Services as part of the Reseller Services, and Reseller may not resell the Cingular Services as a separate or standalone product or service.

2.2 Reseller Staff. Reseller, at its own cost and expense, shall maintain an adequate staff to market the Reseller Services and to support and train the Subscribers with respect to the Reseller Services.

3. THE CINGULAR SERVICES

3.1 Cingular Service. Cingular shall, as soon as is reasonably practicable, Activate Subscriptions submitted to Cingular by Reseller in a form and manner as may be required by Cingular from time to time and where such submission is approved and accepted by Cingular and thereafter provide the Cingular Service to such Subscriptions. Except as otherwise provided in this Agreement, Cingular shall provide the Cingular Services to such Subscription until notified in writing by Reseller to terminate (de-Activate) Cingular Service to the Subscription. Cingular shall have no obligation to activate Subscriptions unless the radio modem device and all software used by the device and any Reseller host have been


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configured for use with the Cingular  Service and have been approved by Cingular for use on the Cingular Facilities.

3.2 Host Connections. Reseller shall be responsible at its own cost and expense to, purchase, obtain and maintain any necessary host connection between a Reseller host and the Cingular network. The Internet host connection provided by Cingular is solely between the Cingular network and the Internet. If any Reseller host is connected to the Cingular network through the Internet, it shall be Reseller's responsibility to connect their host to the Internet.

3.3 Non-Exclusivity. The rights granted to Reseller in this Agreement are not exclusive. Cingular expressly reserves the right without obligation or liability to Reseller to (i) increase or decrease the number of parties it authorizes to solicit subscribers to the Cingular Services and (ii) subject to Section 9.2, at any time market and sell the Cingular Services on its own behalf or through other, including other resellers, agents, distributors and retailers within the Territory and upon such price terms and conditions as Cingular in its sole discretion deems appropriate regardless of whether such third parties serve the same area served by Reseller. Subject to the conditions set forth herein, Reseller may market the Cingular Services and solicit Subscribers (from among all classes of potential users, other than Cingular's subscribers now or hereinafter acquired) within the Territory to the Cingular Services. Nothing herein shall be construed so as to restrict the activities of Cingular, acting alone or in concert with others, in connection with the development, implementation, operation, or provision of any services or facilities whatsoever, whether similar to or competitive with the Cingular Services or the Reseller Services.

3.4 Future Services. In the event that Cingular's parent company, Cingular Wireless LLC, makes a determination to offer its GPRS network for resale to entities similar to Reseller, then Cingular, to the extent that it has authority to do so, shall use commercially reasonable efforts to cause the parent to enter into good faith negotiations with Reseller and with respect to GPRS wireless data reseller agreement.

4. PRODUCTS

4.1 All Handheld's come with MAN's. Neither Reseller nor any Subscriber shall acquire any property interest in any MAN assigned for Reseller's or Subscriber's use. And no property interest is acquired by use of the MAN. Reseller agrees to inform the Subscriber that Subscriber has no property interest in any MAN.

4.2 Purchase of Products. Subject at all times to the availability of Products, Reseller may elect in each Reseller order to purchase certain Products from Cingular in which event, in addition to the Charges for the Cingular Services, Reseller shall pay the price for the Products at the then existing Reseller prices.


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

4.3 Title to Purchased Products. The Products paid for by Reseller shall be the property of Reseller, provided that any Products ordered but not yet paid for shall remain the personal property of Cingular and title (and right of possession without legal process) to the Products sold to Reseller shall remain with Cingular until payments for these Products have been made. Reseller agrees to do all acts necessary to maintain Cingular's title and perfect Cingular's security interest in the Products ordered but not yet paid for until Cingular has been paid for such Products.

4.4 Product Pricing. Cingular shall have the right in its sole reasonable discretion to change Product pricing upon [*] days written notice by Cingular to Reseller. Such changes made by Cingular may include, without limitation, adding or deleting Products, increasing or decreasing prices, or offering for a stated limited time special discounts, rebates or other promotions for some or all of the Products. Any price increase will not apply to any order received prior to the date of such notice if the requested shipment date is less than [*] days from the date of the order. In the event Cingular reduces the price of a Product shown in Schedule A, then (a) such reduction shall apply to any orders received by Cingular from Reseller prior to the date of notice of such reduction but not yet shipped, and (b) Cingular shall issue a credit to Reseller's account for the amount of such reduction for each affected Product shipped to Reseller within [*] days prior to the date of such notice. When reselling a Product purchased from Cingular under this Agreement, Reseller has the right to charge whatever price Reseller deems appropriate.

4.5 No Product Returns to Cingular. Cingular is permitting Reseller to purchase Products from Cingular (subject to availability) as a convenience to Reseller. Reseller shall work directly with the manufacture with respect to all warranty or other Product related issues, and Cingular shall have no responsibility with respect to such Products after the Products have been delivered to Reseller. For the avoidance of doubt, no Product returns are permitted to Cingular except as may be authorized by Cingular from time to time in writing.

      5. Trade Name and TradeMarks

5.1 Both parties recognize the right, title and interest of the other party in and to all Marks used by that party and agree to not engage in any activity or commit any act, directly or indirectly, that may contest, dispute or otherwise impair such right, title or interest of the other party. Prior to either parties use of the other's Marks in any manner, the party seeking to use the Mark will submit to the party whose Mark is to be used, for review and approval in writing, a full and complete copy of any document or other media containing such use. Use of the Mark shall be allowed upon receipt of written authorization for such use from the party that owns the mark or name.


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

5.2 The obligations undertaken by the parties pursuant to this Section shall survive termination of this Agreement. In the event of such termination, the parties agree to not register or use any trademarks, trade names or service marks that are the same as or confusingly similar to the Marks of the other party and to surrender or abandon its use or ownership of any trade name or style containing any Mark confusingly similar to that of the other party.

5.3 The parties agree to indemnify, defend, and hold each other harmless in any third-party action relating to the use of the other party's Marks in violation of the provisions of this Agreement.

6. PAYMENT

6.1 Charges. [*] subject to Section 6.7 of this Agreement, Reseller shall pay Cingular the Charges for the Cingular Services as provided in this Section 6 and the Schedule of Charges attached as Schedule A. Reseller shall bear full responsibility for, and shall pay Cingular in accordance with the Schedule of Charges for the provision of all Cingular Services to Subscriptions. Cingular may increase such charges reasonably at any time, after the expiration of the twelve (12) months from the date of this Agreement, upon not less than [*] days notice in writing to Reseller. Reseller expressly acknowledges and agrees that some of the Cingular charges incurred in a billing cycle may not be billed in the billing cycle such charges are incurred. Cingular will make commercially reasonable efforts to bill for all such charges within [*] days from the date such charges are incurred.

6.2 Taxes, Surcharges, Assessments, and Government Fees. Except to the extent that the Reseller demonstrates that it is exempt under applicable law from any such charge, there shall be added to any charges an amount equal to any tariff, duty, levy, tax, exaction or withholding tax, including but not limited to, sales, property, ad valorem and use taxes, or any tax in lieu thereof, imposed by any local, State or Federal government or governmental agency with respect to the Services, or with respect to this Agreement itself, excepting only any taxes on or measured by the income of Cingular. In addition, Cingular may pass through to Customer a proportionate charge for any governmental mandates imposed on Cingular, which there are currently no charges.

6.3 Invoices. On approximately the fifteenth (15th) day of each month following the Initial Service Date, Cingular shall invoice Reseller for the amount of Cingular Services used in connection with Subscriptions calculated in accordance with the applicable rates specified in Schedule A.


6.4 Payment and Late Charges. Reseller shall make payment in full, by Federal wire transfer or by good check for immediately available funds, of each of Cingular's invoices not later than [*] days from the date of Reseller's receipt of such invoice. Any amounts required to be paid hereunder will be deemed paid when such funds are received at the location designated by Cingular from time to time. Without limiting any other remedies that may be available to Cingular, (including but not limited to Cingular drawing down on any letters of credit, deposits or other security interests) if Reseller does not make payment in full for all amounts due within [*] days from the date of Reseller's receipt of such invoice, Cingular, upon written notice to Customer, shall have the right, but not the obligation, to


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

disconnect from the Cingular Services any or all of the MAN's to which such delinquent payment relates and Cingular shall impose and Reseller shall pay a reactivation charge to reactivate such Subscriptions. Nothing contained in this
Section 6 shall limit the rights of Cingular to declare Reseller in default upon the occurrence of any of the events set forth in this Agreement, including but not limited to failure to make a payment when due. Cingular shall provide such wire transfer instructions to Reseller with Cingular's first invoice. Acceptance of late or partial payments (even if marked "Paid In Full") shall not waive any of Cingular's rights to collect the full amount due under this Agreement.

6.5 Credit Criteria. Reseller acknowledges and agrees that Reseller must satisfy Cingular's credit criteria in effect from time to time to receive the Cingular Services. Reseller hereby authorizes Cingular to investigate the credit history of Reseller and gives Cingular permission to provide and exchange credit information regarding Reseller with credit reporting agencies. Cingular shall have the right from time to time to request that Reseller provide Cingular with such information and documents, including but not limited to certified or uncertified financial statements, banking references or trade references (collectively, "Credit Information"), as may be necessary or useful in Cingular's sole judgment to enable Cingular to determine Reseller's creditworthiness or continued creditworthiness. Reseller shall provide such information promptly upon Cingular's request. Until such time as Reseller provides Cingular the Credit Information requested, or in the event that in Cingular's sole reasonable judgment the Credit Information provided by Reseller does not provide satisfactory evidence of Reseller's creditworthiness, then, in addition to any other rights Cingular may have under this Agreement or applicable law, but correlative to Reseller's creditworthiness, Cingular shall have the right to reasonably withhold, limit or terminate use of the Cingular Services hereunder, to set such reasonable additional credit terms for activation, use or continued use of the Cingular Services (including but not limited to requiring use of letters of credit) as Cingular may reasonably deem appropriate, or to terminate this Agreement upon written notice to Reseller.

6.6 Other Costs. In addition to other charges due hereunder, Cingular may bill Reseller for Cingular's reasonable cost of complying with any subpoena, court order, or other process relating to Reseller's service. Reseller may bill Cingular for Reseller's reasonable cost of complying with any subpoena, court order, or other process relating to Cingular's business.

6.7 Disputed Charges. If Reseller disputes part of the monthly bill, Reseller is required to notify Cingular in writing and to submit appropriate documentation justifying such dispute to Cingular as soon as it is aware of the dispute, but in no event later than the sixty (60) days after the receipt of such invoice or such dispute is waived. Notwithstanding any such dispute, Reseller shall pay the full amount of any such bill pending the resolution of such dispute. Cingular will respond to Reseller's written dispute within thirty (30) days of receipt of such dispute. Cingular and Reseller shall use good faith and commercially reasonable efforts to resolve all disputes and Cingular shall promptly refund any amounts due upon dispute resolution. If the dispute is not resolved within fifteen (15) days of Reseller's receipt of Cingular's response, the parties may escalate the matter to senior management.

6.8 Deposits and Letters of Credit.


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

6.8.1 Effective January 1, 2004, Wynd shall open, or cause an affiliate of Wynd to open, a letter of credit (the "First L/C") in favor of Cingular, with [*] or another commercial banking institution of Wynd's choice with at least $100,000,000 in assets, subject to Cingular's reasonable approval, in the amount of [*]; provided, however, said First L/C shall only be closed upon the earlier of (i) the issuance of Second L/C (as such term is defined below) or the expiration or termination of the Agreement other than a termination by Cingular for an uncured material breach (as such term is defined below) by Wynd. In the event that Wynd does not make any payment on the date and in the amount as set forth herein, Cingular shall be permitted to draw down (a "First L/C Draw Down") for such unpaid amount upon the First L/C at any time after 12:00 noon on the [*] business days following the day payment was to have been made by Wynd. Within [*] business days of Wynd's receipt from Cingular of a First L/C Draw Down, Wynd shall be obligated to replenish the First L/C to its original amount unless a First L/C Draw Down is made in connection with the expiration or mutual termination of the Agreement. Wynd's failure to replenish the First L/C within the time frames set forth in the paragraph shall be deemed a material breach of this Agreement, and such failure shall give rise to Cingular having the right but not the obligation to terminate this Agreement.

6.8.2 No later than [*] (the "Financing Date"), Wynd shall open, or cause an affiliate of Wynd to open, a second letter of credit (the "Second L/C") in favor of Cingular, with [*] or another commercial banking institution with at least $100,000,000 in assets of Wynd's choice, subject to Cingular's reasonable approval, in the amount of [*] (the "Second L/C Amount"); provided, however, said Second L/C shall only be closed upon the expiration or termination of the Agreement other than a termination by Cingular for an uncured material breach (as such term is defined below) by Wynd. Cingular shall be permitted to draw down (a "Second L/C Draw Down") upon the Second L/C only in the event and to the extent that any invoice remains unpaid by Wynd for more than [*] days from the invoice date as to any payment under this Agreement or the New Reseller Agreement. Wynd agrees that the Second L/C Amount shall always be the greater of
(i) [*] or (ii) [*] times the most recent invoice issued by Cingular to Wynd. In the event that the then current Second L/C Amount is less than [*] times the most recent invoice, Wynd shall within [*] days written notice from Cingular, increase the Second L/C Amount such that the Second L/C Amount is equal to [*] times the most recent invoice and such amount shall then be deemed to be the Second L/C Amount. Within [*] business days of its receipt of notice from Cingular of a Second L/C Draw Down, Wynd shall be obligated to replenish the Second L/C to its original amount unless a Second L/C Draw Down is made in connection with the expiration or mutual termination of the Agreement.

6.8.3 The fact that a deposit or other security arrangement has been made by Reseller neither relieves the Reseller from complying with Cingular's requirements on the prompt payment of bills on presentation nor constitutes a waiver or modification of the requirements of Cingular providing for the discontinuance or termination of Service for non-payment of any sums due Cingular for service rendered.

6.8.4 When Service is terminated, the amount of the cash deposit will be credited against the Reseller's final bill and any credit balance that may remain will be refunded within [*]


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

days after full payment. In the event security other than a deposit is posted, Cingular shall release each security [*] days after satisfaction of such accounts.

7. USE OF THE HANDHELDS AND CINGULAR SERVICES

7.1 Handhelds and Other Devices Must Be Approved. Reseller shall be responsible for assuring that all Handhelds and other radio modem devices used by Subscribers have been approved by Cingular for use with the Cingular Services ordered and on the Cingular Facilities in accordance with procedures and technical specifications established by Cingular from time to time during the Term of this Agreement. Furthermore, such Handhelds shall comply with all applicable laws, rules, and regulations, including without limitation the rules and regulations of the Federal Communications Commission ("FCC") concerning the licensing of end users of Specialized Mobile Radio Service facilities and the FCC type approval of end user equipment.

7.2 Requirements for Use of the Cingular Services. Reseller and Subscribers shall use the Cingular Services in compliance with the following requirements. If Reseller or any Subscriber violates any of these requirements, then Cingular shall have the right to terminate Cingular Service to the offending Subscription without notice to Reseller or any Subscriber.

      7.2.1 Reseller and its Subscribers shall use the Cingular Services in compliance with Federal Communications Commission ("FCC") and other federal, state and local laws, rules and regulations and shall not under any circumstances represent itself as the FCC authorized provider of the Cingular Services.

      7.2.2 Reseller and its Subscribers shall not use the Cingular Services to transmit obscene, indecent, harassing, profane, abusive, false, illegal or deceptive messages.

      7.2.3 Reseller and its Subscribers shall not i) activate Handhelds or other radio modem devices unless they are approved by Cingular, ii) activate Handhelds or other radio modem devices which communicate with the Cingular Facilities until they have been registered by Cingular on the Cingular Facilities, iii) use Handhelds or other radio modem devices other than as the radio modem was designed or configured to operate at the time of approval, iv) transmit excessive retry messages or v) permit the Handheld or other radio modem device to consume network capacity that exceeds that reasonably anticipated based on the radio modem and software application design or based on the use intended and disclosed by Reseller to Cingular.

7.3 From time to time Reseller shall provide Cingular selected information related to each Subscriber, such information minimally to contain the MAN and zip code of each Subscriber activated on the Cingular Facilities. Cingular agrees that this is information is confidential and shall only be used to (i) assist in Cingular the planning of the Cingular Facilities, or (ii) to compensate Cingular's commission based sales team.

Cingular Service and Coverage Limitations and Recommended Analysis and Testing. Reseller acknowledges that the Cingular Services are subject to transmission limitations caused by conditions such as, operating characteristics of Reseller or Subscriber selected hardware, Handhelds, atmospheric, topographical, operating characteristics of mobile terminal devices, and other like conditions. Cingular recommends that Reseller perform its own coverage analysis and test to determine if the available coverage meets the Subscriber's requirements. Additionally, Cingular Services may be temporarily suspended, refused, limited or curtailed due to governmental regulations or orders, system capacity limitations, limitations imposed by an underlying carrier, or because of equipment modifications, upgrades, repairs or reallocations or other similar activities necessary or proper for the operation or improvement of the Cingular Facilities or the Cingular Services.

7.4 Non-disparagement. Reseller shall not do anything that would tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of Cingular or its services.

8. SINGLE LOCATION SUBSCRIPTIONS

Single Location Subscriptions. In the event that Reseller desires to activate or authorize the activation for a single customer over any [*] day period of more than [*] Subscriptions using the Cingular Services where Reseller should reasonably anticipate that such Subscriptions will likely use the Services at a "single location", ("Single Location Subscriptions") then Reseller shall obtain the written approval of Cingular prior to activating or authorizing the activation of any such Subscriptions. In the event that Reseller fails to obtain the necessary pre-approval for Single Location Subscriptions, then Cingular has the right, but not the obligation, to suspend or terminate providing the Services to any or all of the Single Location Subscriptions. A "single location" for purposes of this paragraph means a single building or series of buildings in which Subscribers would connect to the Cingular Facilities through the same base station. The parties agree that the approval process set forth in this paragraph is to assist in Cingular Facility single location capacity planning, and that nothing herein creates any additional or further warranty by Cingular with respect to the Cingular Facilities or Cingular Services.

9. CONFIDENTIAL INFORMATION, CPNI AND ADVERTISING

9.1 Use of Confidential Information. The recipient will use Confidential Information disclosed in connection with performance under this Agreement only for the purposes of performing its obligations under this Agreement.

9.2 Disclosure of Confidential Information. Confidential Information disclosed under this Agreement by one party to the other will be protected by the recipient from further disclosure, publication, and dissemination to the same degree and using the same care and discretion as the recipient applies to protect its own confidential or proprietary information from undesired disclosure, publication and dissemination. Reseller's customer information shall be considered Confidential Information. Except as set forth in the following paragraph, neither party will disclose the other's Confidential Information to any affiliate or other third party, without prior written consent from the other party. If Confidential Information is required by law, regulation, or court order to be disclosed, the recipient must first notify the disclosing party and permit the disclosing party to seek an appropriate protective order.

9.3 Disclosure to Employees and Consultants. Confidential Information disclosed under this Agreement may be disclosed to a receiving party's employees (including contract employees) or consultants who participate in the Cingular Services and who have agreed to a confidentiality obligation at least as restrictive as provided in this Section 9. The receiving party shall maintain adequate procedures to ensure that all of the persons to whom it discloses or provides access to Confidential Information comply with the restrictions set forth herein.

9.4 Irreparable Harm. The parties recognize that disclosure of Confidential Information in violation of this Agreement will result in irreparable harm. Each party shall have the right to injunctive relief in the event of a disclosure in violation of this Agreement.

9.5 Advertising.

      9.5.1 Reseller may, at its own expense market, promote, and advertise the Cingular Services. Reseller will not in any manner use, display, broadcast, or disseminate any advertising or promotional material which contains any (i) material misrepresentations, or omits to state a material fact, with regard to Cingular or the Cingular Services, or (ii) statement in derogation of Cingular or the Cingular Services. Anything to the contrary herein notwithstanding, Reseller shall, prior to its proposed use of any advertising or promotional material referring to Cingular, or the Cingular Services, submit a copy of such material to Cingular for Cingular's prior written approval, which approval shall not be unreasonably withheld.

      9.5.2 Neither party to this Agreement shall without the written consent of the other party (i) make any news releases, public announcements, or denials or confirmations of the same, concerning all or any part of the Agreement or any discussions or negotiations between the parties, (ii) in any manner advertise or publish the fact that the parties have entered into the Agreement, or (iii) disclose any details of the Agreement (whether or not Confidential Information) to any third parties. The parties deem the terms and conditions of the Agreement to be Confidential Information.

10. TERM

10.1 Initial Term. The initial term of this Agreement shall commence as of the date hereof and shall continue, unless sooner terminated pursuant to the provisions hereof, until the date that shall be Two (2) years after the Effective Date (the "Initial Term"), and shall automatically renew on annual basis subject to Section 10.2 ("each such renewal a "Renewal Term"), unless terminated as provided in Section 11 or unless one party provides the other party of written notice of such party's intent not to renew, such notice to be provided at least [*] days before the expiration of the Initial Term or any Renewal Term as the case may be.

10.2 No Obligation to Renew. Nothing in this Agreement will be deemed to create any express or implied obligation on either party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions contained herein. Reseller understands that Cingular intends to review its Value Added Reseller strategy from time to time and the terms and conditions of this Agreement on an ongoing basis and may require execution of an amended form of this Agreement as a condition of renewal.

11. TERMINATION

11.1 Legal and Regulatory Requirements. This Agreement shall terminate automatically (with notice reasonably provided thereafter to Reseller) and without liability or further obligation of either party to the other if any of the following events (the "Termination Events") occurs.

      11.1.1 Termination is required by the FCC or Cingular loses its authority or licenses to operate the Cingular Facilities by termination, suspension, non-renewal or otherwise. It is provided, however, that in the event Cingular loses its authority or licenses to operate only a part of the Cingular Facilities, then this Agreement shall terminate only as to the part of the Cingular Facilities materially affected. Nothing herein shall be construed to diminish Cingular's responsibility to use all commercially reasonable efforts to maintain all required authority and licenses in full force and effect for the duration of this Agreement.

      11.1.2 Termination is required by any law, rule, regulation, or valid order or decision of a court of competent jurisdiction promulgated or made from time to time, including, without limitation, the Telecommunications Act of 1996 and the rules and regulations of the FCC. Nothing herein shall be construed to require Cingular to seek waiver of any law, rule, regulation, or restriction, or seek judicial review or appeal of any court order.

11.2 Events of Default. On the occurrence of any Event of Default (as hereinafter defined), either party may, upon written notice to the defaulting party (the "Defaulting Party"), terminate this Agreement without liability to the Defaulting Party. Each of the following constitutes an Event of Default.

      11.2.1 Failure by the Defaulting Party to perform a material term or condition of this Agreement unless such failure is corrected within [*] days of notice from the other party advising the Defaulting Party in reasonable detail of the failure (each an "uncured material breach").

      11.2.2 Reseller's failure to pay any sums due and payable as and when required under this Agreement.

      11.2.3. A party's insolvency or failure to pay debts as they come due.

      11.2.4 [*]

      11.2.5. A party becoming subject to any proceeding under the Bankruptcy Act or similar laws, provided that if such proceeding is involuntary, the party shall have ninety (90) days to have such proceeding dismissed before such proceeding becomes an Event of Default.

12 EFFECT OF TERMINATION

12.1 In the event that this Agreement should be terminated or not renewed for any renewal Term as the result of written notice by Cingular to Reseller pursuant to Section 11 above, such termination shall not affect or diminish Reseller's obligation to make payment to Cingular for Services provided before or after the date of termination, and such obligation shall survive termination of this Agreement.

12.2 If the Agreement is terminated for the occurrence of an Event of Default by Reseller, Cingular may thereafter notify the Subscribers in any manner including, but not limited to calling, text messaging, or any other form of communication in order to inform such Subscribers as to how they may maintain Cingular Services, (or Reseller Services to the extent that such Reseller Services are available to Cingular), after termination of this Agreement if they so desire. Reseller agrees to cooperate with Cingular to enable Subscribers to continue Cingular Services with Cingular with minimal disruption after termination including, but not limited to, providing Cingular with its Subscriber list.

12.3 After termination of this Agreement, Cingular has no obligation to continue the Cingular Services for any Subscriber or to arrange for any transfer or return of Products owned by Reseller; however, if Cingular decides to continue the Cingular Services for Subscribers after termination of this Agreement, Cingular and Reseller agree to cooperate to minimize the disruption in providing the Cingular Services for such Subscribers.

12.4 Upon any termination of this Agreement, Reseller shall cease its efforts to activate new subscribers to the Cingular Services, however, the parties agree to cooperate in good faith to effect an orderly wind-down of the prior subscriber relationship created under this Agreement, provided however that Reseller remains in compliance with the terms and conditions of this Agreement.

13. LIMITED WARRANTY

      13.1 Reseller Warranties. Reseller represents and warrants to Cingular as follows:

      13.3.1 it is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, operate, and lease its properties and carry on its business as now being conducted, and to enter into this Agreement and perform its obligations hereunder;

      13.3.2 the execution and delivery of this Agreement has been duly and validly authorized and approved by all necessary Reseller corporate action and this Agreement is valid and binding upon it in accordance with its terms;

      13.3.3 the execution and carrying out of this Agreement and compliance with the provisions hereof by it will not violate any provision of law, will not, with or without the giving of notice and/or the passage of time, conflict with or result in the breach of any of the terms or conditions of, or constitute a default under, any indenture, mortgage, agreement, or other instrument to which it is a party or by which it is bound;

      13.3.4 the sale of the Cingular Services shall only be in connection with the sale of the Reseller Services and incidental to the Cingular Services, which shall constitute the principal value to Subscribers of the Cingular Services.

13.4 Cingular Warranties. Cingular represents and warrants to Reseller as follows:

      13.4.1 it is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, operate, and lease its properties and carry on its business as now being conducted, and to enter into this Agreement and perform its obligations hereunder;

      13.4.2 the execution and delivery of this Agreement has been duly and validly authorized and approved by all necessary Cingular partnership action and this Agreement is valid and binding upon it in accordance with its terms;

13.5 Disclaimer. CINGULAR DISCLAIMS ALL OTHER WARRANTIES WITH RESPECT TO THE CINGULAR SERVICES and THE CINGULAR FACILITIES WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CINGULAR SHALL HAVE NO LIABILITY FOR PATENT OR COPYRIGHT INFRINGEMENT OR MISAPPROPRIATION OF TRADE SECRETS WITH RESPECT TO any PRODUCTS, OR SOFTWARE USED IN CONNECTION WITH THE SERVICES.

14. INDEMNITY

14.1 Reseller  Indemnity.  Reseller shall defend,  indemnify,  and hold harmless
Cingular its parents, successors, affiliates and agents from any claims, damages, losses, or expenses (including without limitation attorney fees and costs) incurred by Cingular in connection with all claims, suits, judgments, and causes of action (i) for infringement of patents or other proprietary rights arising from combining with or using any radio modem device , system or service in connection with Cingular Facilities (ii) for libel, slander, defamation or infringement of copyright or other proprietary right with respect to material transmitted by Reseller or Subscribers over the Cingular Facilities or (iii) injury, death or property damage arising in connection with the presence, use or failure of the Cingular Services, Handhelds or other radio modem devices.

15. LIMITATIONS ON LIABILITY

15.1 Limitations on Loss or Damage. Reseller's sole remedies for loss or damage caused by partial or total failure of the Cingular Facilities or for delay or nonperformance of any of the Cingular Services or any other obligation arising from or related to this Agreement, regardless of the form of action, whether in contract, tort (including negligence), strict liability or otherwise, shall be Reseller's actual proven damages, if any, resulting solely from such failure, delay, or nonperformance and limited solely to the amount paid by Reseller to Cingular under this Agreement during such period of failure, delay, or nonperformance. RESELLER RECOGNIZES THAT CINGULAR DOES NOT CONTROL THE INTERNET AND THAT CINGULAR SHALL HAVE NO LIABILITY WHATSOEVER TO RESELLER OR ANY THIRD PARTY CLAIMING BY OR THROUGH RESELLER FOR THE ACCURACY, TIMELINESS OR CONTINUED AVAILABILITY OF THE INTERNET.

15.2 Disclaimer. AS A MATERIAL PART OF THE CONSIDERATION PAID BY RESELLER FOR THE CINGULAR SERVICES, PROVIDED BY CINGULAR, RESELLER ON ITS OWN BEHALF AND ON BEHALF OF THE SUBSCRIBERS, AGREES THAT CINGULAR SHALL IN NO EVENT BE LIABLE FOR AND RESELLER HEREBY WAIVES ITS RIGHT AND THE RIGHT OF THE SUBSCRIBERS TO CLAIM ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS), DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEN. THE FOREGOING DISCLAIMER SHALL APPLY IN CIRCUMSTANCES INCLUDING, BUT NOT LIMITED TO, RESELLER'S AND SUBSCRIBERS INABILITY TO USE THE CINGULAR FACILITIES, THE CINGULAR SERVICES, THE SOFTWARE OR THE PRODUCTS, OR ANY PART THEREOF, EITHER SEPARATELY OR IN COMBINATION WITH ANY OTHER COMMUNICATIONS FACILITIES OR IN CONNECTION WITH ANY CINGULAR SERVICES, PERFORMED OR NOT PERFORMED BY CINGULAR UNDER THIS AGREEMENT, OR A THIRD PARTY'S UNAUTHORIZED ACCESS TO RESELLER'S OR A SUBSCRIBERS DATA TRANSMITTED OVER THE CINGULAR FACILITIES OR THE CINGULAR SERVICES.

15.3 Cingular is not liable for damages for any accident or injury occasioned by the use of the Services or the presence of the Handheld.

16.  TECHNICAL SUPPORT

16.1 Reseller shall provide an adequate staff to receive and investigate complaints and questions from the Subscribers relating to the Reseller Services or the Cingular Services, and will report any trouble with the Cingular Services to Cingular only upon reasonable belief that such trouble is due to reasons other than the malfunctioning of Subscriber's equipment or Resellers Services. Reseller, at no cost to Cingular, shall maintain adequate staff and equipment to test Subscriber's equipment to verify the cause of complaints received by Subscribers with respect to the Reseller Services.

16.2 Reseller shall provide Tier 1 customer support to Subscribers. Tier 1 support is the first level of customer support. Tier 1 support issues involve customers' questions or complaints regarding the handheld features, functionality, installation and operation of the Reseller Services, how to questions, including, but not limited to questions about error messages, questions on how to use the Cingular Services, the Reseller Services, or billing questions.

16.3 Tier 2 problems are of a more technical nature and may include but are not limited to questions concerning Cingular's network. For Tier 2 questions, the Reseller's Customer Support Representative will contact Cingular's Support Group by calling 800-[*]. Reseller shall provide the following information at the time the call is placed to the Cingular Tier 2 support group:

            MAN (Mobitex Access Number)
            MSN (Manufacture Serial Number)
            Detailed description of the problem
            Location of the radio in respect to surrounding structures List of all troubleshooting steps previously taken

Cingular's Support Group will be available on a 24 hour by 7 day a week basis and will respond to Reseller's inquires within 24 hours and provide at least 24 hour rolling updates to any issues that cannot be resolved within 24 hours.

17. INDEPENDENT CONTRACTORS.

Reseller and Cingular shall at all times be, and represent themselves to be, solely independent contractors each acting on their own account in all transactions involving the Cingular Services. Nothing in this Agreement shall be construed to make either party (or any person employed by either party) an employee of the other party. Neither party shall have any authority to bind or commit the other party in any respect or to accept legal process on behalf of the other party. Without limiting the generality of the foregoing, neither party shall be liable to any agent, reseller, subcontractor, supplier, employee, or customer of the other party for any commission, compensation, remuneration, benefit, damage, or claim of any nature whatsoever. Reseller shall not, in any manner whatsoever, represent itself as the operator of the Cingular Facilities or the provider of the Cingular Services, but shall identify Cingular as the entity authorized to operate the Cingular Facilities and provide the Cingular
Services and represent itself only as an authorized reseller of the Cingular Services.

18. DISPUTE RESOLUTION.

18.1 The parties agree to settle any dispute arising out of or related to this Agreement through consultation and negotiation in good faith and in the spirit of mutual cooperation. Any dispute arising out of or related to this Agreement that cannot be resolved by negotiation shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. Such arbitration shall be held at a location agreed upon by the parties. The parties will jointly select one (1) independent arbitrator familiar with the wireless telecommunications industry, provided that if the parties cannot agree on an arbitrator, the selection shall be made by J.A.M.S./ENDISPUTE in accordance with the Endispute Rules. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto, provided that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case.

18.2 The parties agree that this provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. In the event of a conflict between the USAA and the Endispute Rules, the Endispute Rules shall govern. In no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

18.3 ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.

19.  HIRING OF EMPLOYEES.

During the Term of this Agreement and for a period of one (1) year after this Agreement is terminated or performance is completed, whichever is later, neither Cingular nor Reseller shall hire or solicit for employment, directly or indirectly, any employee of the other Party directly involved in performance under this Agreement unless the other Party has either, granted written permission for the employment, or the employee left the employment of the other Party more than one (1) year prior to the hiring or solicitation. Advertisements in newspapers and trade publications by either Party do not constitute solicitation.

20. RIGHT OF FIRST REFUSAL.

If at any time during the Term of this Agreement or upon expiration or termination of this Agreement, Reseller receives a bona fide offer from a third party to solely purchase Reseller's Subscriber base obtained under this Agreement, and Reseller desires to accept such offer, Reseller shall cause such offer to be reduced to writing and shall notify Cingular in writing of such offer. After Cingular's receipt of such notice, Cingular shall have a right of first refusal with respect to Reseller's Subscriber base subject to such sale for a period of fifteen (15) calendar days. Cingular may exercise such right of first refusal as to Reseller's Subscriber base subject to such sale by written notice to Reseller, to purchase promptly under the terms and conditions identical in all material respects to the terms and conditions of the third party's offer. Reseller shall not agree to any such sale to a third party until after the date of expiration or termination of this Agreement, unless otherwise consented to, in writing, by Cingular, which consent shall not be unreasonably withheld, delayed or conditioned.

21. NOTICES

Except as otherwise provided in this Agreement, all notices or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or sent over night delivery by Federal Express or Airborne Express, and, if to Reseller, addressed to Reseller at:
GoAmerica, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601 to the attention of Chief Executive Officer, with a copy to General Counsel at the same address, and, if to Cingular, addressed to Cingular Interactive, L. P. at 5565 Glenridge Connector, Atlanta, Georgia 30342 to the attention of President, with a copy (which shall not constitute notice) to General Counsel.

22. FORCE MAJUERE

Neither Cingular nor Reseller shall be liable to the other for any delay or failure in performance hereunder due to fires, strikes, threatened strikes, stoppage of work, embargoes, requirements imposed by governmental regulations, civil or military authorities, acts of God (including, by way of example, weather conditions), the public enemy, acts of terrorism or other causes which are beyond the control of the party unable to perform.

23. ADDITIONAL UNDERTAKINGS

Cingular agrees to provide Reseller certain upgraded gateway software for the Wynd Gateway for [*] and subject to a mutually agreed upon software license, the terms and conditions to be negotiated in good faith (the "Upgrade License"). Contemporaneous with the signing of the Upgrade License, the parties agree to enter into a gateway software maintenance agreement where the annual fee shall be [*] (the "Maintenance Agreement"). If and when the Upgrade License and Maintenance License have been signed by all parties and the required payments therein made to Cingular (the "Gateway Contingency"), then on the first day of the first full month following the satisfaction of the Gateway Contingency, the Activation Fees set forth in Schedule A shall be reduced to [*].

24. GENERAL

24.1 Remedies Nonexclusive. Except where expressly provided, no remedy herein conferred upon either party is intended, nor shall it be construed to be exclusive of any other remedy provided herein or as allowed by law or in equity, but all such remedies shall be cumulative.

24.2 No Third Party Beneficiaries. Except as otherwise specifically stated in this Agreement, the provisions of this Agreement are for the benefit of the parties hereto and not for any other person.

24.3 Precedence Over Purchase Order Terms and Conditions. Any additional or different terms of Reseller's purchase order, whether or not such terms materially alter this Agreement, shall be deemed objected to by Cingular and of no force and effect unless this Agreement is expressly amended by the parties hereto. Execution of a Reseller's purchase order shall not operate as an amendment to this Agreement. Whenever printed, typed, stamped or written provisions of Reseller's purchase order conflict with this Agreement, this Agreement shall control.

24.4 Waivers of Default. Waiver by either party of any default by the other party shall not be deemed a continuing waiver of such default or a waiver of any other default.

24.5 Survival. The terms and conditions and warranties contained in this Agreement that by their sense and context are intended to survive the performance hereof by either or both parties hereunder shall so survive the completion of performance, cancellation or termination of this Agreement.

24.6 Headings and Captions. All paragraph headings and captions used herein and in the schedules hereto are for the convenience of the parties only and shall not be part of the text hereof, or affect the meaning of this Agreement.

24.7 Governing Law. The Agreement shall be construed in accordance with the laws of the State of Georgia applicable to Agreements executed and wholly performed within that State.

24.8 Severability. If a provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather (unless a failure of consideration would result there from) the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Cingular and Reseller shall be construed and enforced accordingly.

24.9  Licenses.   Reseller  shall  promptly   provide  Cingular  with  all  such
information as Cingular shall reasonably request with respect to matters relating to Cingular's and Reseller's compliance with the rules and regulations of the FCC.

24.10 Assignment and Delegation. Cingular may assign this Agreement without notice to the Reseller. Reseller shall not assign this Agreement, without the prior written consent of Cingular, which shall not be unreasonably withheld. Cingular may perform all of the Cingular Services to be performed under this Agreement directly or may have some or all of the Cingular Services performed by its subsidiaries, affiliates or subcontractors without notice to the Reseller.


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

24.11 Entire Agreement. This Agreement, together with the schedules, contains the entire agreement between the parties and there are merged hereinto all prior representations, promises, and conditions in connection with the subject matter hereof. Any representations, promises, or conditions not incorporated herein shall not be binding upon either party and this Agreement supersedes and is in lieu of all existing agreements or arrangements between the parties with respect to the subject matter hereof, and this Agreement expressly terminates the Value Added Reseller Agreement, dated as of August 31, 1999 (as amended on March 9, 2000, March 21, 2000 and December 13, 2001, the "GoAmerica Agreement"), but not the Letter Agreement dated May 29, 2003 (the "May 03 Letter"); and the Value Added Reseller Agreement, dated August 15, 1994 (as amended on or about September 1, 1995, May 1, 1996, September 1, 1996, January 1, 1998, August 10, 1998 and November 1, 1999, the "Wynd Agreement").

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.

GOAMERICA, INC.                                       CINGULAR INTERACTIVE, L.P.

By: /s/ Daniel R. Luis                                By: /s/ Charles Nelson
Chief Executive Officer                                       President
December 30, 2003                                             December 30, 2003


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

                                   SCHEDULE A

                        TO VALUE ADDED RESELLER AGREEMENT

                                       FOR

                          CINGULAR INTERACTIVE SERVICE

--------------------------------------------------------------------------------

A1 - Pricing Schedule -

I.    One Time Charges

Price Plan 1  -  Activation Fee and Reactivation Fee per Subscriber   $[*]

Price Plan 2- Activation Fee and Reactivation Fee per Subscriber - [*]



      B.  Host/Server Installation Fee
          ----------------------------

           Frame Relay

              Installation Fee.............................................$ [*]

              Reconfiguration Fee    ......................................$ [*]

           IAS

              Installation Fee.............................................$ [*]

              Reconfiguration Fee..........................................$ [*]

C.    Optional Services
      -----------------

      Host Group Address Installation Fee .................................$ [*]

      Host Group Reconfiguration Fee.......................................$ [*]

      ISDN (Back-Up to other Host Connection)..............................$ [*]

      Dial-Up (Back-Up to other Host Connection)...........................$ [*]

II.   Host Connection Charges
      -----------------------

      In addition to Cingular's Host Connectivity Charges set forth below, Reseller arranges and pays for the Leased Line/Frame Relay provided by its carrier of choice and pays for all fees and charges associated with Reseller's choice of connectivity options.

III.  Leased Line Connections/Frame Relay Connections
      -----------------------------------------------

      X.25 Fixed Connection - 9.6 kbps.........................  $ [*] per month
      X.25 Fixed Connection - 19.2 kbps........................  $ [*] per month
      X.25 Fixed Connection - 38.4 kbps........................  $ [*] per month


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

      X.25 Fixed Connection - 56.0 kbps........................  $ [*] per month
      X.25 PDN Fixed Connection - 9.6 kbps.....................  $ [*] per month

      Additional Fixed MAN Connection..........................  $ [*] per month
      Host Group Address.......................................  $ [*] per month
      (Available only with an existing X.25 connection)

      Frame Relay Connections
      -----------------------
      16 Kbps (5 packets per second)...........................  $ [*] per month
      32Kbps (10 packets per second)...........................  $ [*] per month
      48 Kbps (15 packets per second)..........................  $ [*] per month
      64 Kbps (20 packets per second)..........................  $ [*] per month
      Host Group Address.......................................  $ [*] per month

IV.   Monthly Subscriber Unit Charges
      -------------------------------

      At the time that Reseller requests Cingular to activate a Subscription on the Cingular Facilities, Reseller shall designate one of the following Price Plans for such Subscription. If the Reseller fails to designate a plan, then the default plan shall be Price Plan 2.

      Price Plan 1 - (Sometimes referred to as Wynd account #[*]) Monthly Recurring Charge - $ [*] for each Subscription activated on the Cingular Facilitiesfor unlimited usage.

      Price Plan 2 - (Sometimes referred to as Account #[*])

      Monthly Recurring Charge - $ [*] for the first [*] kilobytes of usage for each Subscription activated on the Cingular Facilities.

            For usage greater than [*] kilobytes, the overage charge is $ [*] for each kilobyte used greater than [*] kilobytes but less than [*] kilobytes, PLUS $ [*] for each kilobyte used greater than [*], but less than [*], PLUS $ [*] for each kilobyte used greater than [*] kilobytes.

      [*]

V.    Mobile-to-Mobile Charges
      ------------------------

      [*]

      The number of bytes contained in Mobile-to-Mobile transmissions shall be listed separately in each monthly invoice issued by Cingular to Reseller, and shall be billed at the then applicable charges in Section IV.

VI.   Optional Charges
      ----------------

      Monthly Billing Administration Fee.......................            $ [*]

      (Includes monthly Reseller Traffic Detail Report and Host Detail Report in Cingular's standard electronic format and/or hard copy)

      Troubleshooting Services will be charged at the following rates when Cingular resolves technical problems that are not caused by problems occurring in the Cingular Facilities. Rates do not include expenses incurred for travel, lodging, meals and cost of materials and equipment, which will be charged separately

      Per Hour (Minimum Charge [*] hours)......................            $ [*]

      Per Day..................................................            $ [*]

A2 - Cingular Services - The Cingular Services to be provided by Cingular under the Agreement shall be:

      Access to the Cingular Facilities on a usage basis.

A3 - Reseller Services - The Reseller Services shall consist of

      1. the training, billing, collection and customer support services provided by Reseller to Subscribers for the Reseller Services; and,

      2. certain network and routing services provided from Reseller's messaging gateway that utilize the Interactive Paging modules of gateway software licensed by Cingular (f/k/a BellSouth Wireless Data L.P) to Reseller pursuant to the Agreement between RAM/BSE Communications, L.P. and Reseller dated August 15th, 1994, for the limited purpose of providing wireless TTY and related value added services for the deaf and hard of hearing market


                                       24